UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

March 12, 2024

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of Incorporation	Commission File Number	IRS Employer Identification No.

1111 Lincoln Road, Suite 500

Miami, FL 33139

Address of principal executive offices

212-739-7700

Telephone number, including Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 1.03 Bankruptcy or Receivership.

As previously reported on our Current Report on Form 8-K filed on February 20, 2024, Gaucho Group Holdings, Inc. (the “Company”) commenced an action in the United States District Court for the District of Delaware through the filing of a complaint on February 16, 2024 against 3i, LP, 3i Management LLC, and Maier Joshua Tarlow (the “3i Parties”) regarding that certain Securities Purchase Agreement, promissory note, and ancillary agreements (the “Securities Contracts”) with the 3i Parties (the “Delaware Litigation”).

Also as previously reported on our Current Report on Form 8-K filed on November 12, 2024, the Company filed a voluntary petition (the “Chapter 11 Reorganization”) in the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code.

On March 12, 2025, the Company and the 3i Parties (collectively, the “Parties”) entered into a settlement term sheet such that in exchange for the cancelation of the Securities Contracts, dismissal of the Delaware Litigation and other related litigation, and a structured dismissal of the Chapter 11 Reorganization, the Company will, among other items, pay a cash settlement of $5,500,000 to the 3i Parties over a period of 12 months, substantially secured by all right, title and interest of the Algodon Mansion and/or the Company subsidiaries holding all right, title and interest in the Algodon Mansion and associated intellectual property. Further, the Parties agreed to enter into a hotel management agreement for the Algodon Mansion.

The settlement term sheet is subject to review and approval by the Bankruptcy Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 14th day of March 2025.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO